SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2006

SUMMIT BANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	000-21267 (Commission File Number)	58-1722476 (I.R.S. Employer Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, Georgia 30341

(Address of Principal Executive Offices)

(770) 454-0400

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 1, 2006, The Summit National Bank (the “Bank”), a wholly owned subsidiary of Summit Bank Corporation (“Summit”), consummated its acquisition of Concord Bank, N.A. (“Concord”) through the merger of Concord with and into the Bank in accordance with the terms of an Agreement and Plan of Merger among Summit, the Bank and Concord dated December 8, 2005. The shareholders of Concord received $23.7 million in cash as merger consideration. As a result of the merger, Concord is being operated as a division of the Bank under Concord’s existing brand name.

This amendment to Summit’s Current Report on Form 8-K is being filed solely to provide a copy of Concord’s audited historical financial statements and to furnish pro forma financial statements relating to the acquisition.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1 —	Agreement and Plan of Reorganization among Summit, the Bank and Concord dated December 8, 2005 (incorporated by reference to Exhibit 2.1 to Summit’s Current Report on Form 8-K filed on December 12, 2005)

Exhibit 23.1 —	Consent of Killingsworth & Co., P.C.

Exhibit 99.1 —	Press release dated April 1, 2006 (filed on April 6, 2006 with the initial filing of this Current Report on Form 8-K)

Exhibit 99.2 —	Historical financial statements of Concord for the fiscal year ended December 31, 2005

Exhibit 99.3 —	Pro forma financial statements for the fiscal year ended December 31, 2005, reflecting the acquisition of Concord

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT BANK CORPORATION

DATE: May 9, 2006	By:	/s/ Thomas J. Flournoy
Thomas J. Flournoy Executive Vice President and Chief Financial Officer